Exhibit 99.1

Sept. 5, 2008 LCC International Investor Conference Call LCC Proprietary & Confidential

Safe Harbor Guidelines Statements included in this presentation that are not historical in nature are "forward-looking statements" within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. There are many risks, uncertainties and other factors that can prevent the Company from achieving its goals or cause the Company's results to differ materially from those expressed or implied by these forward-looking statements. These statements are based on management's current expectations and assumptions, which may be affected by developments and business conditions, and necessarily involve risks and uncertainties including, without limitation those risk factors outlined in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and related SEC filings. In providing projections and other forward-looking statements, the Company does not make, and specifically disclaims, any undertaking or obligation to update them at any time in the future or at all to reflect new information, future events or otherwise. 3 LCC Proprietary & Confidential

President and Chief Executive Officer Kenny Young LCC Proprietary & Confidential

Conference Call Agenda Presenters: Kenny Young President and Chief Executive Officer Lou Salamone Executive Vice President and Chief Financial Officer Call Agenda: Focus Going Forward Guidance for Q2 2008 Business Model Actions & Update Targets for 2nd Half of 2008 Cash & Liquidity Status Financing Considerations Key Transaction Terms Summary 7 LCC Proprietary & Confidential

Continued Focus Going Forward 9 Operational Focus Bottom line performance and operational efficiencies Positioning company to capture organic growth based on market opportunities Reducing SG&A costs within corporate and regions Reach profitability based on predictable revenues Financial Focus Strengthen cash position to invest in growth opportunities Explore options to manage debt Timely reporting of financial results LCC Proprietary & Confidential

Guidance for Quarter Ended June 30, 2008 LCC Proprietary & Confidential

Recent Highlights Renewed annual contracts and received new awards in Pakistan & Middle-East totaling $2.4M Awarded $5M for 3G design & UMTS optimization projects within US markets Awarded $1.5M GSM & UMTS pre-launch optimization projects in Mexico 13 LCC Proprietary & Confidential

Guidance for Quarter Ended June 30, 2008 The company's auditors are in the process of completing their review procedures for the 3 and 6 month periods ended June 30, 2008 Accordingly, the Company is not in a position to release its financial results at this time Financial reporting items still in process Determining the amount of an impairment charge related to goodwill of certain acquisitions Evaluating exposure for collectability related to accounts receivable in certain foreign countries and expect to record a significant provision Will incur a restructuring charge of between $1.25 million and $2.0 million Expect to report a substantial loss for the quarter 15 LCC Proprietary & Confidential

Guidance for Quarter Ended June 30, 2008 (amounts are unaudited) 17 LCC Proprietary & Confidential

Business Model Actions & Update LCC Proprietary & Confidential

2008 Actions to Reduce Costs Aligned direct, overhead and SG&A expenses with predictable revenues Cut $11.7M 2008 costs and budgeted items ($21.9M annualized) Eliminated planned spending that was discretionary Headcount reductions to date - 52 non-billable employees Maintain an effective bench management policy LCC Proprietary & Confidential 21

Summary of Cost Savings 23 23 LCC Proprietary & Confidential

Key Financial Targets for 2nd Half of 2008 25 Revenue $80 million to $84 million Gross Margin 22% to 23% SG&A costs 20% for period, 18% exiting Year LCC Proprietary & Confidential

2nd Half of 2008 Revenue Targets Based Substantially on Backlog Definition of Backlog: Backlog consists of work under contract for which the Company has a purchase order ("Firm Backlog") and work under contract for which a purchase order is pending ("Implied Backlog") (1) Backlog is as of June 30, 2008 27 Americas $25M to $27M $22M 81% to 88% EMEA $55M to $57M $52M 91% to 94% Total $80M to $84M $74M 88% to 92% Revenue Target Backlog (1) Amount % Revenue LCC Proprietary & Confidential

Liquidity and Cash LCC Proprietary & Confidential 29 Cash constrained due to Long customer payment cycles in certain foreign countries Restrictions on getting cash out of certain foreign countries Reduction of revenue in the US based on delays in Xohm/Clearwire Higher public company costs Short term cash needs due to Working capital needs - Expenses and business growth Capital expenditures for certain business won (primarily in the US) Restructuring and severance costs Due to short term cash needs and scheduled payments on debt, Company required immediate cash infusion of $9 million

Financing Considerations LCC Proprietary & Confidential

Financing Process Finance Committee formed in April, 2008 Identify and recommend plan to Board regarding cash raise Early September deadline needed due to scheduled payment on term loan portion of debt RFP was sent to several investment banks Two firms were selected and presented to the Board Board selected the hiring of B. Riley & Co. LLC, as the investment banker B. Riley & Co. contacted over 24 firms regarding financing Negotiated with those submitting proposals to obtain the most favorable terms available in light of the circumstances 33 LCC Proprietary & Confidential

Financing Considerations Board reviewed alternative financing solutions Focused on achieving the cash requirements of the Company while balancing the considerations of the shareholders Board approved additional financing of $9 million from Bank of America guaranteed by two existing shareholders 35 LCC Proprietary & Confidential

Key Transaction Terms 37 LCC Proprietary & Confidential

Key Transaction Terms Continued 39 LCC Proprietary & Confidential

Key Transaction Terms Continued 21 LCC Proprietary & Confidential

Revised Financial Covenants 43 LCC Proprietary & Confidential Period Cumulative Consolidated EBITDA 3 months ending September 30, 2008 $400,000 4 months ending October 31, 2008 $1,000,000 5 months ending November 30, 2008 $1,600,000 6 months ending December 31, 2008 $2,400,000 9 months ending March 31, 2009 $1,750,000 12 months ending June 30, 2009 $2,400,000 15 months ending September 30, 2009 $3,400,000

Scheduled Payments 45 LCC Proprietary & Confidential Date Payment At closing $650,000 January 1, 2009 $1,000,000 March 31, 2009 $1,000,000 June 30, 2009 $1,000,000 September 30, 2009 $1,000,000

Use of Proceeds 47 LCC Proprietary & Confidential

Next Steps Company will be filing 8-K announcing the details on this transaction Company will immediately file delisting notice with NASDAQ NASDAQ requires 10 day period from notice to completion Company plans to move to OTC trading (pink sheets) Must complete Q2 filings prior to trading on OTC Market maker to initiate trading on OTC 49 LCC Proprietary & Confidential

Summary Company is taking proactive steps to realign costs with predictable revenue - primarily backlog Financing focus to resolve short term liquidity and retain company value Successfully renegotiated covenants with Bank of America Will file delisting notice with NASDAQ Plan to file Q2 10Q within the month - required for OTC trading Will now focus on longer term strategies and solutions related to the debt and capital structure Continue to focus on overall business - operations and organic growth 51 LCC Proprietary & Confidential

Sept. 5, 2008 LCC International Investor Conference Call LCC Proprietary & Confidential